EXHIBIT 21

BAXTER INTERNATIONAL INC.

The following is a list of subsidiaries of Baxter International Inc. as of December 31, 2017, omitting some subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary.  Where ownership of a subsidiary is less than 100% by Baxter International Inc. or a Baxter International Inc. subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiary	Incorporation
Baxter Colorado Holding Inc.	Colorado
Baxter Corporation Englewood	Colorado
Baxter Export Corporation	Nevada
Baxter Global Holdings II Inc.	Delaware
Baxter Healthcare Corporation	Delaware
Baxter Holding Services Company	Delaware
Baxter Holdings LLC	Delaware
Baxter Pharmaceutical Solutions LLC	Delaware
Baxter Sales and Distribution LLC	Delaware
Baxter World Trade Corporation	Delaware
Gambro UF Solutions, Inc.	Delaware
Gambro Renal Products, Inc.	Colorado
GRP US Holding Corp.	Colorado
Laboratorios Baxter S.A.	Delaware
RTS Americas Inc.	Delaware
RTS Worldwide Holdings Inc.	Delaware
Synovis Life Technologies, Inc.	Minnesota
Synovis Micro Companies Alliance, Inc.	Minnesota

Foreign Subsidiary	Incorporation
Baxter Argentina S.A.	Argentina
RTS Holding Argentina S.R.L.	Argentina
Baxter Healthcare Pty Ltd	Australia
Baxter S.A.	Belgium
Baxter Services Europe SA	Belgium
Baxter World Trade SPRL	Belgium
Baxter Hospitalar Ltda.	Brazil
Baxter Corporation	Canada
Baxter Caymans Finance Ltd	Cayman Islands
Baxter Caymans Holding Ltd	Cayman Islands
Baxter (China) Investment Co., Ltd	China
Baxter Healthcare (Guangzhou) Company Ltd	China	87.5%
Baxter Healthcare (Suzhou) Company Ltd	China
Baxter Healthcare (Tianjin) Company Ltd	China
Baxter Productos Medicos, Ltda.	Costa Rica
Baxter S.A.S.	France

Gambro Industries S.A.S.	France
Baxter Deutschland GmbH	Germany
Baxter Deutschland Holding GmbH	Germany
Baxter Oncology GmbH	Germany
Gambro Dialysatoren GmbH	Germany
Baxter Healthcare Limited	Hong Kong
Claris Injectables Limited	India
Baxter S.p.A.	Italy
Baxter World Trade Italy S.R.L.	Italy
Bieffe Medital S.p.A.	Italy
Baxter Holdings Limited	Japan
Baxter Limited	Japan
Baxter Foreign Holdings Limited	Malta
Baxter Healthcare Holding Limited	Malta
Baxter Holding Mexico, S. de R.L. de C.V.	Mexico
Baxter S.A. de C.V.	Mexico
Baxter Healthcare (Asia) Pte Ltd.	Singapore
Baxter Pacific Investments Pte Ltd	Singapore
Baxter Pharmaceuticals (Asia) Pte Ltd.	Singapore
Baxter Incorporated	South Korea
Baxter, S.L.	Spain
Gambro AB	Sweden
Gambro Lundia AB	Sweden
Indap Holding AB	Sweden
Baxter AG	Switzerland
Baxter Healthcare SA	Switzerland
Sapa Prodotti Plastici Sagl	Switzerland
Baxter Holding B.V.	The Netherlands
Baxter Netherlands Holding B.V.	The Netherlands
Bieffe Medital Netherlands NV	The Netherlands
RTS Renal Tedavi Hizmetleri Sanayi ve Ticaret AS	Turkey
ApaTech Limited	United Kingdom
Baxter Healthcare Limited	United Kingdom